UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 16, 2009
CAPITALSOURCE INC.
(Exact name of registrant as specified in its charter)

DELAWARE (State or other	1-31753 (Commission	35-2206895 (I.R.S. Employer
jurisdiction of	File Number)	Identification No.)
incorporation or organization)
4445 Willard Avenue, 12th Floor
Chevy Chase, MD 20815
(Address of principal executive offices, zip code)
Registrant’s telephone number, including area code (800) 370-9431
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 9.01. Exhibits
Amended and Restated Employment Agreements
          On December 16, 2009, CapitalSource Inc. (the “Company”) entered into an amended and restated employment agreement with each of John K. Delaney, Steven A. Museles and James J. Pieczynski in connection with the previously announced appointment of Mr. Delaney as Executive Chairman of the Company, effective as of January 1, 2010, and the previously announced appointments of Messrs. Museles and Pieczynski to the positions of co-Chief Executive Officers of the Company, effective as of January 1, 2010. Copies of each of the amended and restated employment agreements are attached as Exhibits 10.1, 10.2 and 10.3 hereto and are incorporated herein by reference. The descriptions of the employment agreements below are qualified in their entirety by reference to the agreements attached as Exhibits 10.1, 10.2 and 10.3 hereto.
Executive Chairman Amended and Restated Employment Agreement
          On December 16, 2009, the Company entered into an amended and restated employment agreement (the “Delaney Employment Agreement”) with John K. Delaney. Pursuant to the Delaney Employment Agreement, Mr. Delaney serves as the Chairman of the Company’s board of directors (the “Board”) and a member of the Board, and, effective as of January 1, 2010, will serve as the Company’s Executive Chairman.
          The Delaney Employment Agreement has an initial term expiring on December 31, 2012, with automatic extensions for successive one-year periods thereafter, unless either party to the agreement notifies the other party that it does not wish to renew the agreement. The term of the employment agreement will be automatically extended upon a “change in control” to the end of the 24-month period following such “change in control” if the remaining term is less than 24 months at that time. “Change in control” means the occurrence of one or more of the following events: (1) any person or group is or becomes a beneficial owner of more than 30% of the voting stock of the Company; (2) within any 24-month period, the majority of the Board of Directors of the Company consists of individuals other than incumbent directors; (3) the Company adopts any plan of liquidation providing for the distribution of all or substantially all of its assets; (4) the Company transfers all or substantially all of its assets or business; or (5) any merger, reorganization, consolidation or similar transaction unless, immediately after consummation of such transaction, the shareholders of the Company immediately prior to the transaction hold, directly or indirectly, more than 50% of the voting stock of the Company or the Company’s ultimate parent company if the Company is a subsidiary of another corporation. The Company and Mr. Delaney each may terminate his employment as Executive Chairman for any reason or for no reason upon 30 days written notice.
     Until December 31, 2010, Mr. Delaney will continue to receive his base salary and other benefits in effect on the date of the Delaney Employment Agreement. Commencing January 1, 2010, Mr. Delaney will be paid a cash base salary of $600,000 per year, subject to review and increase, but not decrease, by the Board and will be entitled to additional benefits, including six weeks annual vacation, reimbursement of reasonable business expenses and employee benefits and perquisites on a basis no less favorable than those provided to other senior executive officers of the Company. Mr. Delaney will also receive office and support services during the term of his employment as Executive Chairman and his service as a director of the Company and for two years thereafter.
     The Delaney Employment Agreement contains non-compete and non-solicitation provisions applicable during the period from December 16, 2009 through the later of (1) December 31, 2010, (2) six months after the expiration of the termination of Mr. Delaney’s employment, and (3) three months after Mr. Delaney ceases using the office space and support services that have been made available to him under the agreement. These provisions prohibit Mr. Delaney from: (i) soliciting or hiring any person employed by the Company or its affiliates or who was employed by them within 180 days prior to such solicitation or hiring (unless that person was discharged without cause); (ii) soliciting any client or customer of the Company or its affiliates or any person who was a client or customer of them within 180 days prior to such solicitation; (iii) providing services anywhere in the United States to any entity if such entity is (A) a bank doing business primarily in California, or (B) a direct originator of senior secured loans to middle market businesses in a category of businesses with respect to which the Company or its affiliates originates senior secured loans in the ordinary course and which business is material compared to the business of the Company and its affiliates, except that Mr. Delaney may provide services to such a business following a change in control of the Company; and (iv) owning an interest in any entity described in subsection (iii) immediately above. The Delaney Employment Agreement also contains non-disclosure provisions requiring Mr. Delaney to not use, disclose, or transfer any of the Company’s confidential information either during or after employment and non-disparagement provisions requiring Mr. Delaney and the Company to not make any public statements or communications that disparage each other or any of the Company’s current or former directors, officers, employees or agents.
     If Mr. Delaney’s employment is terminated, the Company will pay (1) Mr. Delaney’s base salary through the termination date; (2) any compensation deferred by Mr. Delaney prior to the termination date and not previously paid to Mr. Delaney; and (3) any amounts or benefits owing to Mr. Delaney or his beneficiaries under any applicable Company benefit plans, programs or arrangements and for reimbursement of expenses, and Mr. Delaney’s then-vested or exercisable equity or equity-related awards will be governed by the terms of the relevant plans and agreements applicable to such awards.
      Mr. Delaney and the Company have agreed to amend the Delaney Employment Agreement to the minimum extent necessary to avoid any excise tax imposed by Section 409A of the Internal Revenue Code (the “Code”). If Mr. Delaney is a “disqualified individual,” as defined in Section 280G of the Code, then any right to receive a payment or benefit under the Delaney Employment Agreement will not be exercisable or vested to the extent that (1) the right to the payment or benefit, vesting or exercise would cause any payment or benefit to Mr. Delaney to be considered a “parachute payment” under Section 280G of the Code, and (2) as a result of receiving such parachute payment, the aggregate after-tax amounts received by Mr. Delaney from the Company would be less than the maximum after-tax amount that could be received by him without causing any such payment or benefit to be considered a parachute payment.
Co-Chief Executive Officer Amended and Restated Employment Agreements
          On December 16, 2009, the Company entered into an amended and restated employment agreement (each, a “Co-CEO Employment Agreement”) with each of Steven A. Museles and James J. Pieczynski. Pursuant to the Co-CEO Employment Agreements, effective as of January 1, 2010, each of Mr. Museles and Mr. Pieczynski will serve as a Co-Chief Executive Officer of the Company (each, a “Co-CEO”). The Company is required to use commercially reasonably efforts to have each of the Co-CEOs appointed as a member of the Board effective January 1, 2010 and nominated to serve for additional terms at the expiration of each Board term during the term of the applicable Co-CEO Employment Agreement.
          Each Co-CEO Employment Agreement has an initial term expiring on December 31, 2012, with automatic extensions for successive one-year periods thereafter, unless the applicable Co-CEO or the Company notifies the other party that it does not wish to renew the agreement. The term of the employment agreement will be automatically extended upon a “change in control” to the end of the 24-month period following such “change in control” if the remaining term is less than 24 months at that time. “Change in control” means the occurrence of one or more of the following events: (1) any person or group is or becomes a beneficial owner of more than 30% of the voting stock of the Company; (2) within any 24-month period, the majority of the Board of Directors of the Company consists of individuals other than incumbent directors; (3) the Company adopts any plan of liquidation providing for the distribution of all or substantially all of its assets; (4) the Company transfers all or substantially all of its assets or business; or (5) any merger, reorganization, consolidation or similar transaction unless, immediately after consummation of such transaction, the shareholders of the Company immediately prior to the transaction hold, directly or indirectly, more than 50% of the voting stock of the Company or the Company’s ultimate parent company if the Company is a subsidiary of another corporation.
     Until December 31, 2010, each of the Co-CEOs will continue to receive his base salary and other benefits in effect on the date of the applicable Co-CEO Employment Agreement. Commencing January 1, 2010, in accordance with the Co-CEO Employment Agreements, each of the Co-CEOs will be paid a base salary of $650,000 per year, subject to review and increase, but not decrease, by the Board and will be eligible to receive an annual cash bonus, as may be determined by the Board in its discretion subject to factors determined by the Board, except that, for each year after a change in control, each Co-CEO must be paid an annual cash bonus of at least two times the Co-CEO’s base salary as in effect on the last day of the applicable calendar year. Each Co-CEO will receive a $500,000 cash bonus for 2009.
     On December 16, 2009, the Company entered into restricted stock unit agreements and option agreements with each of the Co-CEOs pursuant to which the Company granted to each of the Co-CEOs options to purchase 600,000 shares of the Company’s common stock at $3.69 per share and 500,000 restricted stock units. The options and the restricted stock units will vest in equal annual amounts December 16, 2010, December 16, 2011 and December 16, 2012. Except upon the circumstances described below, the applicable Co-CEO will forfeit any unvested options and restricted stock units upon the Co-CEO’s termination of employment with the Company.
     In addition to the base salary and bonus amounts described above, each of the Co-CEOs will be entitled to additional benefits, including at least four weeks annual vacation, reimbursement of reasonable business expenses, and eligibility for all employee and executive benefit plans maintained by the Company and generally available to the Company’s employees, on a basis (1) prior to a change in control, that is comparable in all material respects to the benefits provided to any other member of the Company’s executive committee, and (2) following a change in control, that is at least as favorable in all material respects to the benefits provided to the other most senior executives of the Company.
     Each of the Co-CEO Employment Agreements contains non-compete and non-solicitation provisions applicable until 12 months after the earlier of the expiration of the term of the applicable Co-CEO Employment Agreement and the Co-CEO’s date of termination. These provisions prohibit each Co-CEO from: (1) soliciting or hiring any person employed by the Company or its affiliates or who was employed by them within 180 days prior to such solicitation or hiring (unless that person was discharged without cause); (2) soliciting any client or customer of the Company or its affiliates or any person who was their client or customer within 180 days prior to such solicitation; (3) providing services to any entity if (i) during the preceding 12 months more than 10% of the revenues of such entity and its affiliates was derived from any business from which the Company derived more than 10% of its consolidated revenues during such period (a “Material Business”) or (ii) the services to be provided by the Co-CEO are competitive with a Material Business and substantially similar to those previously provided by the Co-CEO to the Company, except that the Co-CEO may provide services to such a business following a change in control of the Company; or (4) owning an interest in any entity described in subsection (3)(i) immediately above. Each Co-CEO will also be restricted from serving as a director for a publicly-traded company without the Board’s approval, which will not be unreasonably withheld.
     Each of the Co-CEO Employment Agreements also contains non-disclosure provisions requiring the applicable Co-CEO to not use, disclose, or transfer any of the Company’s confidential information either during or after employment and non-disparagement provisions requiring the Company and the applicable Co-CEO to not engage in derogatory or disparaging communications regarding the Co-CEO, the Company or any of the Company’s affiliates.
     If a Co-CEO’s employment terminates because of his death, the Company will pay a cash lump sum payment equal to one year’s base salary, and (1) any compensation deferred by the Co-CEO prior the termination date and not previously paid to the Co-CEO, (2) any amounts or benefits owing to the Co-CEO or his beneficiaries under any applicable Company benefit plans, programs or arrangements, and (3) any amounts owing to the Co-CEO for reimbursement of expenses (collectively, the “Accrued Benefits”). These amounts will be reduced by the amount of any payments to the Co-CEO’s estate paid on account of any life insurance policy provided by the Company for the benefit of the Co-CEO. If a Co-CEO’s employment terminates because of his disability, the Company will pay the Co-CEO’s base salary through the termination date and all Accrued Benefits to which he is entitled as of the termination date. Upon a Co-CEO’s death or disability, all outstanding equity awards held by the Co-CEO will immediately vest, except that the option and restricted stock unit awards granted to the Co-CEO on December 16, 2009 will accelerate as follows (if not otherwise then vested to a greater extent): (i) 50% upon death or termination for disability occurring prior to December 16, 2010, (ii) 75% upon death or termination for disability occurring after December 16, 2010 and before December 16, 2011, and (iii) 100% upon death or termination for disability occurring after December 16, 2011. All options will remain exercisable for the length of the original terms.
     If a Co-CEO’s employment is terminated by the Company with “cause” or by the Co-CEO without “good reason,” then the Company will pay to the Co-CEO, the Co-CEO’s base salary through the termination date and all

Accrued Benefits to which he is entitled as of the termination date. All unvested or unexercisable portions of equity and equity-related awards made to the Co-CEO will terminate.
     If a Co-CEO’s employment is terminated by the Company without “cause” or by the Co-CEO for “good reason,” the Company will pay to the Co-CEO (1) the Co-CEO’s base salary through the termination date, (2) all Accrued Benefits to which he is entitled as of the termination date, (3) a lump sum cash payment equal to two times the Co-CEO’s base salary as of the termination date (unless the termination for good reason was due to non-renewal of the Co-CEO Employment Agreement, in which case, the Co-CEO will be entitled to a lump sum cash payment equal to the Co-CEO’s base salary as of the date of termination), and (4) a pro-rata bonus for the year of termination if applicable performance objectives are met. If such a termination occurs within 24 months after a change of control, or within the period commencing three months prior to the execution of a binding agreement for a transaction or the making of a tender or exchange offer that would, if consummated, result in a change in control and ending on the date of the change in control or, if earlier, the date when the transaction is abandoned (any such period, the “Change in Control Period”), then the lump sum cash payment payable to the Co-CEO will equal two and one half times the Co-CEO’s base salary as of the termination date plus two and one half times the average bonuses earned by the Co-CEO for the two years prior to the year in which the termination occurs. The Co-CEO also will be entitled to continued participation, on the same terms and conditions as immediately prior to the termination, for 24 months or such earlier time as the Co-CEO becomes eligible for comparable benefits elsewhere, in medical, dental, hospitalization and life insurance coverages in which the Co-CEO and his eligible dependents were participating immediately prior to his date of termination (or, if the Company cannot provide coverage after 18 months, the Company will make payments to the Co-CEO on an after-tax basis equal to the COBRA premiums for any period after 18 months).
     In addition, if a Co-CEO’s employment is terminated by the Company without “cause” or by the Co-CEO for “good reason,” all outstanding equity awards held by the Co-CEO will immediately vest, except that if such termination does not occur during a Change in Control Period, then the option and restricted stock unit awards granted to the Co-CEO on December 16, 2009 will accelerate as follows (if not otherwise then vested to a greater extent): (i) 50% upon termination of employment occurring prior to December 16, 2010, (ii) 75% upon termination of employment occurring after December 16, 2010 and before December 16, 2011, and (iii) 100% upon termination of employment occurring after December 16, 2011. All options will remain exercisable until the earlier of their original expiration dates and two years following the date of termination, except that if the termination occurred during a Change in Control Period, then until the earlier of their original expiration date and five years following the dates of termination.
   Each of the Co-CEOs and the Company have agreed to amend the applicable Co-CEO Employment Agreement to the minimum extent necessary to avoid any excise tax imposed by Section 409A of the Code. If a Co-CEO is a “disqualified individual,” as defined in Section 280G of the Code, then any right to receive a payment or benefit under the applicable Co-CEO Employment Agreement will not be exercisable or vested, to the extent that (1) the right to payment, vesting or exercise would cause any payment or benefit to the Co-CEO to be considered a “parachute payment” under Section 280G of the Code, and (2) as a result of receiving such parachute payment, the aggregate after-tax amounts received by the Co-CEO from the Company would be less than the maximum after-tax amount that could be received by him without causing any such payment or benefit to be considered a parachute payment.
     As used in each of the Co-CEO Employment Agreements, “good reason” means: (1) a reduction in the Co-CEO’s base salary, or, after a change in control, the annual bonus payable to the Co-CEO; (2) the requirement that the Co-CEO report to a person other than the Board; (3) a material diminution in the Co-CEO’s title, authority, responsibilities or duties; (4) the assignment of duties inconsistent with the Co-CEO’s position or status with the Company as of January 1, 2010; (5) a relocation of the Co-CEO’s primary place of employment to a location more than 25 miles, with respect to Mr. Museles, or 10 miles, with respect to Mr. Pieczynski, further from the Co-CEO’s primary residence than the current location of the Company’s offices; (6) any other material breach by the Company of the terms of the Co-CEO Employment Agreement that is not cured within 10 days after notice; (7) any purported termination of the Co-CEO’s employment by the Company that is not effected in accordance with the applicable Co-CEO Employment Agreement; (8) the failure of the Co-CEO to be appointed to the Board as of January 1, 2010 or to be nominated for an additional term as a member of the Board upon each expiration of such Board term; (9) the failure of the Company to obtain the assumption in writing of its obligations under the applicable Co-CEO

Employment Agreement by any successor to all or substantially all of the assets of the Company within 15 days after a merger, consolidation, sale or similar transaction; or (10) the delivery of a notice of non-renewal of the Co-CEO Employment Agreement by the Company.
     As used in each of the Co-CEO Employment Agreements, “cause” means: (1) the Co-CEO’s conviction of, or plea of nolo contendere to, a felony (other than in connection with a traffic violation) under any state or federal law; (2) the Co-CEO’s willful and continued failure to substantially perform his essential job functions under the applicable Co-CEO Employment Agreement after receipt of written notice from the Company that specifically identifies the manner in which the Co-CEO has substantially failed to perform his essential job functions and specifying the manner in which the Co-CEO may substantially perform his essential job functions in the future; (3) a material act of fraud or willful and material misconduct with respect, in each case, to the Company, by the Co-CEO; or (4) a willful and material breach of the clauses in the Co-CEO Employment Agreement governing the Co-CEO’s non-competition and non-solicitation obligations.
Grant of Options to John K. Delaney as 2009 Bonus
     On December 18, 2009, in recognition of John K. Delaney’s service to and leadership of the Company during 2009, the Company’s Board of Directors granted to Mr. Delaney under the Company’s Equity Incentive Plan, as his bonus for 2009, options to purchase 800,000 shares of the Company’s common stock at a price per share equal to the closing price of the stock on the New York Stock Exchange on December 18, 2009. The options are fully vested and will expire on the earlier of December 18, 2019 or two years following the termination of Mr. Delaney’s service to the Company (five years if the termination occurs after a change in control).

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: December 18, 2009	/s/ Steven A Museles
Steven A. Museles
Executive Vice President, Chief Legal Officer and Secretary

INDEX TO EXHIBITS

Exhibit
No.	Description

10.1	Amended and Restated Employment Agreement dated December 16, 2009 between CapitalSource Inc. and John K. Delaney.

10.2	Amended and Restated Employment Agreement dated December 16, 2009 between CapitalSource Inc. and Steven A. Museles.

10.3	Amended and Restated Employment Agreement dated December 16, 2009 between CapitalSource Inc. and James J. Pieczynski.